UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 15, 2013
Date of Report (Date of earliest event reported)

ECHO AUTOMOTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53681	98-0599680
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

16000 N. 80th Street, Suite E, Scottsdale, AZ 85260
(Address of Principal Executive Offices)

(855) 324-6288
(Registrant’s telephone number, including area code)

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer

Effective October 15, 2013, Rod McKinley resigned as the Chief Financial Officer and Secretary of Echo Automotive, Inc. (the “Company”).

Appointment of Officer

On October 15, 2013, the Board appointed Todd Lawson as Chief Financial Officer and Secretary of the Company with an effective start date of October 28, 2013. There is no arrangement or understanding pursuant to which Mr. Lawson was appointed Chief Financial Officer and Secretary of the Company. Mr. Lawson has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Professional History of Mr. Lawson

Mr. Lawson has over 25 years of progressive finance experience. Since October 2010, Mr. Lawson has been the Chief Financial Officer of Sntech, Inc., a cleanteach electric motor manufacturing/distribution company. From December 2005 through February 2011, Mr. Lawson was the Vice President of Finance and Corporate Secretary for 41st Parameter, an online risk management software company. From July 2004 through December 2005, Mr. Lawson was the Vice President of Finance & Administration for VCommerce Corporation, an e-commerce software company. From October 1999 through September 2004, Mr. Lawson was the Senior Director of Finance, Corporate Secretary and Treasurer for Primarion, Inc. a start-up analog semiconductor company. Mr. Lawson was also a Senior Manager of the Audit Practice at Ernst & Young, LLP for 12 years. None of the aforementioned entities are an affiliate of the Company. Mr. Lawson is a certified public accountant and received his Bachelor of Science in Acccounting from Arizona State University.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)        Exhibits.

Exhibit
Number	Description

99.1	Press Release dated October 17, 2013.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO AUTOMOTIVE, INC.
a Nevada corporation

Dated: October 17, 2013	By:	/s/ Patrick van den Bossche
Patrick van den Bossche
Chief Operating Officer